NEWS RELEASE

For More Information Contact:	For Release - April 22, 2008
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President & Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS FIRST QUARTER 2008 EARNINGS
Net Income of $11.6 Million or $0.16 per share

HOUSTON, TX, April 22, 2008 - Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $11.6 million, or $0.16 per diluted share for the first quarter ended March 31, 2008, compared to the $11.9 million, or $0.17 per diluted share earned for the first quarter of 2007.

During the first quarter of 2008, the Company completed its acquisition of ten banking centers located in the Dallas and Fort Worth areas which included approximately $54 million in loans and $86 million in deposits from First Horizon National Corp. (“First Horizon”). This transaction allows the Company to achieve a critical presence in Dallas and an entry into the Fort Worth market.

“As compared to the national economy, the Texas markets in which we operate continue to be some of the better performing markets in the nation,” commented J. Downey Bridgwater, Sterling’s Chairman, President and Chief Executive Officer. “Accordingly, while we experienced an increase in net charge-offs during the first quarter of 2008, we expect net charge-offs to stay within our previously stated range for the year.”

Bridgwater continued, “Our expense reduction initiatives continue to show positive results, as well as our efforts to increase our non-interest income. Additionally, we were able to sustain a healthy net interest margin during the first quarter. Sterling’s fundamentals continue to reflect the strength of our franchise at a time when a large number of financial institutions are dealing with significant challenges.”

The allowance for loan losses at March 31, 2008 was $35.7 million and represented 1.01% of total period-end loans. The Company provided $4.2 million for credit losses in the first quarter of 2008 compared with $1.6 million for the fourth quarter of 2007. This increase was due to the acquisition of $54 million of loans from First Horizon, growth in the Company’s loan portfolio and an increase in net charge-offs. Net charge-offs for the first quarter of 2008 were $2.9 million, up from $1.4 million for the fourth quarter of 2007.

Tax-equivalent net interest income for the first quarter of 2008 was $48.4 million, up $870 thousand linked-quarter and up $3.4 million over the first quarter of 2007. Tax-equivalent net interest margin was 4.67% for the first quarter of 2008, up five basis points from 4.62% for the fourth quarter of 2007. This increase in net interest margin was due, in part, to the interest rate hedge that was established in 2006 which effectively converts a portion of the loan portfolio from variable rate to fixed rate and the strategic decision to utilize lower cost borrowings.

Noninterest income was $10.7 million in the first quarter of 2008, up $2.8 million as compared to the first quarter of 2007. This increase was due in part to the acquisition in June of 2007 of MBM Advisors, Inc., whose results contributed $1.7 million in noninterest income for the first quarter of 2008.

Sterling Bancshares, Inc., News Release
April 22, 2008

Noninterest expense for the first quarter of 2008 was $37.4 million, up $3.6 million as compared with the first quarter of 2007. The Company completed three acquisitions since the first quarter of 2007 resulting in an increase in noninterest expense of approximately $2.6 million for the first quarter of 2008 compared to the first quarter of 2007. The Company’s efficiency ratio was 62.34% for the first quarter of 2008 compared to 62.59% for the first quarter of 2007.

Average loans held for investment were $3.4 billion for the first quarter of 2008, up $346 million or 11.3% from the first quarter of 2007. Period-end total loans held for investment increased $272 million or 8.5% to $3.5 billion at March 31, 2008 compared to March 31, 2007.

Average total deposits for the first quarter of 2008 were up $260 million or 7.8% from the first quarter of 2007. Period-end total deposits decreased $10.8 million to $3.6 billion at March 31, 2008 compared to March 31, 2007. At March 31, 2008, period-end certificate and other time deposits decreased $124 million since March 31, 2007, due to management’s decision to allow certain higher priced deposits to mature and be replaced by lower cost borrowings.

As of March 31, 2008, Sterling had total assets of $4.7 billion, total loans of $3.5 billion and total deposits of $3.6 billion. Shareholders’ equity of $496 million at March 31, 2008 was 10.5% of total assets. Book value per common share at period-end was $6.79.

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, April 22, 2008 at 11:00 a.m. Eastern Time. To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (612) 332-0345. An audio archive of the call will also be available on the web site beginning Wednesday, April 23, 2008.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including: adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements. Additional factors can be found in the Company's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $4.7 billion, which operates 59 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”. For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

-Tables to follow-

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2008	2007	2007
Profitability
Net Income	$11,609	$13,362	$11,923

Earnings per common share (1)
Basic	$0.16	$0.18	$0.17
Diluted	$0.16	$0.18	$0.17

Return on average common equity (2)	9.43%	11.15%	11.60%

Return on average assets (2)	1.01%	1.18%	1.18%

Tax equivalent net interest margin (3)	4.67%	4.62%	4.90%

Efficiency ratio (4):
Consolidated	62.34%	62.71%	62.59%
Sterling Bank	60.18%	60.44%	60.47%

Liquidity and Capital Ratios
Average loans to average deposits	96.75%	92.58%	93.19%
Period-end stockholders' equity to total assets	10.46%	10.59%	10.27%
Average stockholders' equity to average assets	10.75%	10.59%	10.16%
Period-end tangible capital to total tangible assets	6.76%	6.79%	6.52%
Tier 1 capital to risk-weighted assets	8.75%	9.05%	9.11%
Total capital to risk-weighted assets	10.76%	11.10%	11.18%
Tier 1 leverage ratio (Tier 1 capital to average assets)	8.46%	8.59%	9.02%

Other Data
Shares used in computing earnings per common share
Basic shares	73,152	73,047	71,084
Diluted shares	73,405	73,437	71,750
End of period common shares outstanding	73,115	73,159	73,401

Book value per common share at period-end
Total	$6.79	$6.56	$6.07
Tangible	$4.21	$4.04	$3.70
Cash dividends paid per common share	$0.055	$0.0525	$0.0525
Common stock dividend payout ratio	34.69%	28.69%	31.26%
Full-time equivalent employees	1,103	1,042	1,066
Number of banking centers	59	49	49

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
ASSETS
Cash and cash equivalents	$135,624	$133,670	$110,876	$161,482	$189,207
Interest-bearing deposits in financial institutions	-	-	-	-	99
Trading assets	-	-	-	398	85
Available-for-sale securities, at fair value	531,572	476,690	464,789	433,325	435,255
Held-to-maturity securities, at amortized cost	176,902	180,086	176,847	177,075	165,277

Loans held for sale	90,274	78,447	54,699	71,380	52,962
Loans held for investment	3,458,476	3,339,837	3,319,652	3,251,164	3,186,601
Total loans	3,548,750	3,418,284	3,374,351	3,322,544	3,239,563
Allowance for loan losses	(35,681)	(34,446)	(34,225)	(33,450)	(33,487)
Loans, net	3,513,069	3,383,838	3,340,126	3,289,094	3,206,076

Premises and equipment, net	40,027	27,905	26,624	26,408	25,762
Real estate acquired by foreclosure	4,042	3,683	2,713	3,064	2,624
Goodwill	172,686	168,815	166,130	165,711	159,958
Core deposits and other intangibles, net	15,617	15,971	16,562	17,172	13,966
Accrued interest receivable	18,558	19,701	20,520	19,811	18,840
Other assets	137,364	125,550	114,990	119,254	118,161
TOTAL ASSETS	$4,745,461	$4,535,909	$4,440,177	$4,412,794	$4,335,310

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,100,919	$1,092,210	$1,082,037	$1,144,049	$1,132,744
Interest-bearing demand	1,464,937	1,403,227	1,340,746	1,332,469	1,320,245
Certificates and other time	1,079,061	1,178,274	1,238,980	1,254,338	1,202,715
Total deposits	3,644,917	3,673,711	3,661,763	3,730,856	3,655,704
Other borrowed funds	425,929	197,147	136,555	57,840	32,439
Subordinated debt	49,142	48,694	46,986	45,408	46,467
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	46,369	53,364	49,104	50,977	72,547
Total liabilities	4,249,091	4,055,650	3,977,142	3,967,815	3,889,891

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Common stock	74,983	74,926	74,794	74,724	74,526
Capital surplus	111,267	110,367	108,964	108,238	106,926
Retained earnings	317,485	309,903	300,375	289,629	280,375
Treasury stock	(21,399)	(20,493)	(20,493)	(19,413)	(13,150)
Accumulated other comprehensive income/(loss), net of tax	14,034	5,556	(605)	(8,199)	(3,258)
Total shareholders' equity	496,370	480,259	463,035	444,979	445,419
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,745,461	$4,535,909	$4,440,177	$4,412,794	$4,335,310

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
Interest income:
Loans, including fees	$63,052	$66,229	$67,033	$65,489	$61,350
Securities:
Taxable	6,549	6,522	6,111	5,755	5,461
Non-taxable	908	897	867	853	877
Trading assets	21	87	81	4	1
Federal funds sold	39	117	58	274	148
Deposits in financial institutions	3	2	9	7	17
Total interest income	70,572	73,854	74,159	72,382	67,854

Interest expense:
Demand and savings deposits	5,615	7,535	8,038	7,605	6,039
Certificates and other time deposits	11,977	14,610	14,809	13,922	12,350
Other borrowed funds	2,352	1,708	1,369	1,257	2,495
Subordinated debt	1,032	1,162	1,175	1,162	1,150
Junior subordinated debt	1,600	1,677	1,673	1,658	1,231
Total interest expense	22,576	26,692	27,064	25,604	23,265
Net interest income	47,996	47,162	47,095	46,778	44,589
Provision for credit losses	4,150	1,600	850	1,000	370
Net interest income after provision for credit losses	43,846	45,562	46,245	45,778	44,219

Noninterest income:
Customer service fees	3,876	3,795	3,629	3,431	3,472
Net gain (loss) on trading assets	-	-	2	(1)	1
Net gain on the sale of securities	-	3	-	-	-
Net gain on sale of loans	306	206	1,208	73	504
Other	6,533	6,131	5,794	4,015	3,957
Total noninterest income	10,715	10,135	10,633	7,518	7,934

Noninterest expense:
Salaries and employee benefits	20,759	20,949	20,634	19,768	19,688
Occupancy	5,265	4,692	4,706	4,606	4,362
Technology	2,330	2,439	2,260	2,095	2,049
Professional fees	1,009	1,068	1,068	1,078	945
Postage, delivery and supplies	1,073	954	903	943	811
Marketing	413	441	432	581	355
Core deposits and other intangibles amortization	585	590	610	517	420
Acquisition costs	562	-	-	166	754
Other	5,392	5,001	4,431	4,588	4,450
Total noninterest expense	37,388	36,134	35,044	34,342	33,834

Income before income taxes	17,173	19,563	21,834	18,954	18,319
Provision for income taxes	5,564	6,201	7,255	5,856	6,396

Net Income	$11,609	$13,362	$14,579	$13,098	$11,923

Earnings per share (1):
Basic	$0.16	$0.18	$0.20	$0.18	$0.17
Diluted	$0.16	$0.18	$0.20	$0.18	$0.17

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31, 2008			Dec. 31, 2007
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$78,331	$1,384	7.11%	$66,897	$1,336	7.92%
Loans held for investment:
Taxable	3,404,998	61,626	7.28%	3,338,002	64,850	7.71%
Non-taxable (3)	2,974	61	8.27%	3,012	61	8.05%
Securities:
Taxable	567,343	6,549	4.64%	555,203	6,522	4.66%
Non-taxable (3)	97,411	1,251	5.17%	95,345	1,205	5.02%
Trading assets	4,395	21	1.91%	8,686	87	3.97%
Federal funds sold	4,990	39	3.13%	10,565	117	4.40%
Deposits in financial institutions	437	3	3.01%	183	2	4.37%
Total interest-earning assets	4,160,879	70,934	6.86%	4,077,893	74,180	7.22%

Noninterest-earning assets	442,538			408,815
Total Assets	$4,603,417			$4,486,708

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,430,887	$5,615	1.58%	$1,348,767	$7,535	2.22%
Certificates and other time	1,125,983	11,977	4.28%	1,246,118	14,610	4.65%
Other borrowed funds	323,622	2,352	2.92%	148,982	1,708	4.55%
Subordinated debt	49,272	1,032	8.42%	47,637	1,162	9.68%
Junior subordinated debt	82,734	1,600	7.78%	82,734	1,677	8.04%
Total interest-bearing liabilities	3,012,498	22,576	3.01%	2,874,238	26,692	3.68%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,095,966			1,137,265
Shareholders' equity	494,953			475,205
Total Liabilities and Shareholders' Equity	$4,603,417			$4,486,708

Tax Equivalent Net Interest Income and Margin (3)		48,358	4.67%		47,488	4.62%

Tax Equivalent Adjustment:
Loans		19			18
Securities		343			308
Total tax equivalent adjustment		362			326
Net Interest Income		$47,996			$47,162

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2008			2007
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$78,331	$1,384	7.11%	$53,481	$1,005	7.62%
Loans held for investment:
Taxable	3,404,998	61,626	7.28%	3,058,283	60,296	8.00%
Non-taxable (3)	2,974	61	8.27%	3,654	69	7.66%
Securities:
Taxable	567,343	6,549	4.64%	493,210	5,461	4.49%
Non-taxable (3)	97,411	1,251	5.17%	93,153	1,187	5.17%
Trading assets	4,395	21	1.91%	72	1	8.48%
Federal funds sold	4,990	39	3.13%	11,895	148	5.05%
Deposits in financial institutions	437	3	3.01%	1,429	17	4.74%
Total interest-earning assets	4,160,879	70,934	6.86%	3,715,177	68,184	7.44%

Noninterest-earning assets	442,538			389,643
Total Assets	$4,603,417			$4,104,820

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,430,887	$5,615	1.58%	$1,227,422	$6,039	2.00%
Certificates and other time	1,125,983	11,977	4.28%	1,084,700	12,350	4.62%
Other borrowed funds	323,622	2,352	2.92%	188,569	2,495	5.37%
Subordinated debt	49,272	1,032	8.42%	46,125	1,150	10.11%
Junior subordinated debt	82,734	1,600	7.78%	58,678	1,231	8.51%
Total interest-bearing liabilities	3,012,498	22,576	3.01%	2,605,494	23,265	3.62%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,095,966			1,082,426
Shareholders' equity	494,953			416,900
Total Liabilities and Shareholders' Equity	$4,603,417			$4,104,820

Tax Equivalent Net Interest Income and Margin (3)		48,358	4.67%		44,919	4.90%

Tax Equivalent Adjustment:
Loans		19			20
Securities		343			310
Total tax equivalent adjustment		362			330
Net Interest Income		$47,996			$44,589

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
Condensed Average Balance Sheet
Loans held for sale	$78,331	$66,897	$73,295	$54,986	$53,481
Loans held for investment	3,407,972	3,341,014	3,254,513	3,238,611	3,061,937
Total loans	3,486,303	3,407,911	3,327,808	3,293,597	3,115,418
Available-for-sale securities, at fair value	486,131	472,239	446,721	440,994	421,069
Held-to-maturity securities, at amortized cost	178,623	178,309	177,185	163,471	165,294
Trading assets	4,395	8,686	8,470	216	72
Other earning assets	5,427	10,748	5,605	25,623	13,324
Total earning assets	4,160,879	4,077,893	3,965,789	3,923,901	3,715,177
Goodwill	169,198	166,177	165,879	160,141	131,507
Core deposits and other intangibles, net	15,767	16,271	16,874	13,787	10,166
All other non-interest earning assets	257,573	226,367	249,716	244,628	247,970
Total assets	$4,603,417	$4,486,708	$4,398,258	$4,342,457	$4,104,820

Noninterest-bearing demand deposits	$1,046,412	$1,086,217	$1,093,485	$1,108,895	$1,031,046
Interest bearing deposits:
Interest-bearing demand deposits	1,430,887	1,348,767	1,320,136	1,318,839	1,227,422
Jumbo certificates of deposit	707,543	789,006	758,509	732,260	654,466
Regular certificates of deposit	327,624	339,085	343,288	330,084	311,710
Brokered certificates of deposit	90,816	118,027	142,127	126,136	118,524
Total deposits	3,603,282	3,681,102	3,657,545	3,616,214	3,343,168
Other borrowed funds	323,622	148,982	104,579	96,024	188,569
Subordinated debt	49,272	47,637	46,078	46,232	46,125
Junior subordinated debt	82,734	82,734	82,734	82,734	58,678
Accrued interest payable and other liabilities	49,554	51,048	50,962	50,515	51,380
Total liabilities	4,108,464	4,011,503	3,941,898	3,891,719	3,687,920
Total shareholders' equity	494,953	475,205	456,360	450,738	416,900
Total liabilities and shareholders' equity	$4,603,417	$4,486,708	$4,398,258	$4,342,457	$4,104,820

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
Period-end Loans:
Loans held for sale	$90,274	$78,447	$54,699	$71,380	$52,962
Loans held for investment:
Commercial and industrial	980,884	934,176	940,821	913,796	862,516
Real Estate:
Commercial	1,432,905	1,389,225	1,382,313	1,371,036	1,360,681
Construction and development	731,833	714,600	697,099	671,429	666,177
Residential mortgage	237,715	226,085	219,914	215,313	215,536
Consumer/other	75,139	75,751	79,505	79,590	81,691
Loans held for investment	3,458,476	3,339,837	3,319,652	3,251,164	3,186,601
Total period-end loans	$3,548,750	$3,418,284	$3,374,351	$3,322,544	$3,239,563

Period-End Deposits:
Noninterest-bearing demand	$1,100,919	$1,092,210	$1,082,037	$1,144,049	$1,132,744
Interest-bearing demand	1,464,937	1,403,227	1,340,746	1,332,469	1,320,245
Certificates and other time deposits:
Jumbo	682,264	756,980	773,770	766,416	749,285
Regular	304,776	332,206	345,205	342,579	325,900
Brokered	92,021	89,088	120,005	145,343	127,530
Total period-end deposits	$3,644,917	$3,673,711	$3,661,763	$3,730,856	$3,655,704

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$34,446	$34,225	$33,450	$33,487	$32,027
Charge-offs:
Commercial, financial and industrial	1,721	876	540	1,316	535
Real estate, mortgage and construction	1,481	728	52	166	120
Consumer	303	547	478	279	325
Total charge-offs	3,505	2,151	1,070	1,761	980
Recoveries:
Commercial, financial and industrial	352	270	612	541	406
Real estate, mortgage and construction	61	8	3	34	2
Consumer	177	494	380	149	166
Total Recoveries	590	772	995	724	574
Net charge-offs	2,915	1,379	75	1,037	406
Allowance for credit losses associated with acquired institutions	-	-	-	-	1,496
Provision for loan losses	4,150	1,600	850	1,000	370
Allowance for loan losses at end of period	$35,681	$34,446	$34,225	$33,450	$33,487

Reserve for unfunded loan commitments at beginning of period	927	927	927	927	927
Provision for losses on unfunded loan commitments	-	-	-	-	-
Reserve for unfunded loan commitments at end of period	927	927	927	927	927
Total allowance for credit losses	$36,608	$35,373	$35,152	$34,377	$34,414

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$21,199	$19,445	$10,919	$10,862	$12,269
Restructured	764	769	772	772	777
Real estate acquired by foreclosure	4,042	3,683	2,713	3,064	2,624
Other repossessed assets	112	152	67	113	191
Total nonperforming assets	$26,117	$24,049	$14,471	$14,811	$15,861

Accruing loans past due 90 days or more	$944	$1,304	$1,477	$1,533	$4,575

Ratios
Period-end allowance for credit losses to period-end loans	1.03%	1.03%	1.04%	1.03%	1.06%
Period-end allowance for loan losses to period-end loans	1.01%	1.01%	1.01%	1.01%	1.03%
Period-end allowance for loan losses to nonperforming loans	162.46%	170.41%	292.74%	287.52%	256.69%
Nonperforming loans to period-end loans	0.62%	0.59%	0.35%	0.35%	0.40%
Nonperforming assets to period-end assets	0.55%	0.53%	0.33%	0.34%	0.37%
Net charge-offs to average loans (2)	0.34%	0.16%	-	0.13%	0.05%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)	Taxable-equivalent basis assuming a 35% tax rate.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition costs by tax equivalent basis net interest income plus noninterest income less net gain (loss) on sales of investment securities. Prior period amounts have been restated to reflect the current methodology.